77Q1(e)


Amendment No. 2 to Management Agreement
between American Century Growth Funds, Inc. and
American Century Investment Management, Inc., effective as of April 10, 2017 (filed electronically as Exhibit d3 to Post-Effective Amendment No. 20 to the Registration Statement of the Registrant on April
7, 2017, File No. 333-132114, and incorporated herein by reference).